UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2005
                                                   (February 1, 2005)


                             PEGASUS WIRELESS CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Colorado                           000-29197
--------------------------------------------------------------------------------
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
       incorporation)                                        Identification No.)


 48499 Milmont Dr., Freemont, CA                                94538
--------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (510) 490-8288

      United Service Attendants, Inc., 4878 Ronson Ct., San Diego, CA 92111
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)




----------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 1, 2005, Pegasus Wireless, Corp., (the Company or Pegasus), acquired United Service Attendants, Inc., (United). As a result of this acquisition, Pegasus is filing this Form 8-K and future forms, as required under the Exchange Act of 1934, as amended, as successor to United.

Pursuant to this agreement, Pegasus is issuing 3,000,000 shares of its restricted common stock to settle in full convertible debt of United and the outstanding 5,650,000 shares of United common stock, (held by the same parties holding the convertible debt), are being contributed back to United for cancellation.

Business

OTC Telecom (the Company), that changed its name to OTC Wireless in 2000 to better reflect the nature of the company's core business, was incorporated in September, 1993 as a California Corporation. The company began its operation in November 1993 in Sunnyvale, California. OTC Wireless was founded by a group of experienced technologists from microwave communication and computer networking industries. The company's major business is in providing wireless communication technologies and products to serve the business, education and industrial application markets.

The company introduced its 900MHz spread spectrum wireless Ethernet bridge in 1995, the industry's first true plug-and-play wireless network solution. The Company also submitted its first patent application based on the spread spectrum receiver technology developed for this product.

In 1996 the company introduced the industry's first 2.4 GHz plug-and-play wireless Ethernet bridge, AirEZY, and the 2.4GHz wireless serial radio modem, ADAM, both based on the Company's direct sequence spread spectrum technology.

In 1998, the Company introduced the enhanced AiEZY series of wireless radios by combining the plug-and-play feature with the WIPP (wireless internet polling protocol) multiple access scheme developed by the Company, to provide a collision-free, adjustable bandwidth wireless access solution platform. In the same year, the Company also introduced the industry's first 2.4GHz IEEE 802.11b wireless bridge.

In 2000, the Company introduced the industry's first 54Mbps IEEE 802.11g plug-and-play indoor and outdoor wireless Ethernet bridge solutions, AVCW and ASR/ACR.

In 2002, the Company introduced a plug-and-play wireless serial communication solution, WiSER, for connecting the interactive whiteboard and the computer in the classrooms as well as the meeting rooms. In the same year the Company introduced the 802.11b wireless projector/display solution, WiJET.

In 2004, the Company introduced the new generation of plug-and-play WiSER, the WiSER.ip that converts the conventional serial (RS-232) communication based "dumb" industrial devices into TCP/IP capable, intelligent network nodes. The Company also introduced two new wireless display solutions based on the 54Mbps IEEE 802.11g technology: WiJET.G, and WiJET.Video that supports streaming MPEG1 and MPEG2 video files from a computer to a projector, LCD TV or plasma flat panel display, wirelessly.

The Company has applied and been awarded patents, based on the Company's spread spectrum receiver signal processing technology, the WIPP technology, the plug-and-play technology and the wireless display technology:

          "Non-coherent direct sequence spread spectrum receiver for detecting bit/symbol chip sequences using threshold comparisons of chip sequence correlation," US patent no. 5,687,190, awarded 11/11/1997.

          "A robust system for wireless projection of computer display and rendering of motion video contents," US patent application no. 60/542,247, filed on 2/4/2004, pending.

The Company initialized the following provisional patent applications and decided not to continue with formal applications due to obsolesce caused by newer technology development:

          "Multiple access scheme for wireless internet connection," US patent application no. 09/660,285, filed 9/16/1999. Japanese patent application no. 2000-281792, filed 9/18/2000.

          "Wired protocol to wireless protocol converter," US patent application no. 10/209,118, filed 7/30/2002.

          "USB-interface radio," US patent application no. 60/388,553, filed 6/12/2002.

Today, the Company offers the following products in three major application areas:

     For indoor and outdoor wireless networking:

             AVCW*-AP:    11Mbps outdoor wireless access point

             AVCW*-BRG:   11Mbps outdoor wireless bridge station

             AVCW*-AP-G:  54 Mbps outdoor wireless access point

             AVCW*-BRG-G: 54 Mbps outdoor wireless bridge station

             ASR:         11 Mbps indoor wireless access point

             ACR:         11Mbps indoor wireless bridge station

             ASR-G:       54 Mbps indoor wireless access point

             ACR-G:       54 Mbps indoor wireless bridge station

     * All AVCW models offer two integrated antenna options: 9dBi and 15 dBi; and a third option of a Type-N connector for external antenna connection.


     For industrial wireless networking solutions:

             WiSER:       11 Mbps wireless serial modem

             WiSER.ip:    11 Mbps wireless serial TCP/IP modem


     For wireless multimedia/video networking solutions:

             WiJET:       11 Mbps wireless display solution

             WiJET.G:     54 Mbps wireless display solution

             WiJET.Video: 54 Mbps wireless display solution with video streaming


OTC Wireless has been delivering products to customers since 1995, both domestically and overseas. In addition to system integrators, value-add resellers and end users worldwide, the Company also offers products to major account customers who either bundle OTC Wireless's solution to their own products, or carry OTC Wireless's products under their own names by private labeling or OEM the custom designed products from the Company. Over the years the Company's major account customers include our Japanese partners CallUS Computers, WI, NTT-ME and Showa Electric Cable Company (SWCC); Smart
Technologies of Canada, Lexmark in the US and a major worldwide network equipment provider based in Taiwan.

The AVCW series of outdoor wireless Ethernet bridge products are used by Internet service providers (ISPs) to offer high speed Internet access to their customers wirelessly. They are also used by business customers and schools to interconnect computer networks in different buildings. When used in a point to point configuration, a pair of AVCW radios can reach a distance up to 20 miles. In a point to multiple-point configuration, the radius of a "coverage cell" typically ranges between 3 to 5 miles. Working with its service provider partners, the Company has deployed numerous wireless broadband Internet networks domestically as well as overseas, including Japan, China and South America.

The Company's ASR and ACR indoor wireless products are used in the wireless local area networks (WLAN) by office and home users to interconnect computers without having to deploy cables. Being designed as a true plug-and-play wireless solution, OTC Wireless's radios require no installation of software drivers, and can be used to wirelessly interlink any devices equipped with the RJ-45 Ethernet port, not only computers. For example, they can be used to enable wireless printing, connecting computers and network printers. They can also be used to connect the game consoles such as X-Box, Play Station or Game Cuble with the wireless home gateways.

The WiSER series wireless serial radios are used by both industrial and education users. Teachers in the schools use WiSER to wirelessly interconnect the interactive whiteboards to the computers in the classrooms. Industrial users use the WiSER to connect the central control computer to the remote data collecting and sensing devices.

The WiJET series products are used by both business and education customers. Presenters in a business meeting or teachers in the classroom can deliver their Powerpoint slide shows to the audience in the most convenient location with their computers wirelessly connected to the projector without the restriction of the tethering VGA cable. Home users can use WiJET to deliver the movie files stored in their computer hard drives to the LCD or plasma flat panel TV wirelessly.

Continuing its tradition of innovation, the Company has a number of new products in the pipeline. The Company is planning to introduce a new generation of wireless access point products that operate in multiple frequency bands and supports backbone and last-mile functions from a simple, easy to install package. The Company also is developing its next generation wireless multi-media solution that delivers enhanced video streaming and audio performance and computer presentation capability over the wireless connectivity between the computer and the remote display/sound devices.


SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Change in Control of Registrant.

With the issuance of 3,000,000 shares of Common Stock to holders of the convertible debt, and the retirement of the United's 5,650,000 common shares completing the acquisition of the Company, the former holders of capital stock of United became minority holders of the capital stock of Pegasus. The change of control of the Company was effected solely by the issuance of newly issued shares of the Company to the former convertible debtholders and shareholders of United upon the Acquisition without any other consideration.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (a) Effective on February 1, 2005, and upon the Acquisition, the then officers and directors of the Company resigned and were replaced by persons who have been officers and directors ofPegasus. See 5.02(c) of this report on Form 8-K.

     (b) See 5.02(c) of this report on Form 8-K.

     (c) The following persons became the executive officers and directors of the Company on February 1, 2005. Prior to the Acquisition, such persons had no relationship with the Company.

Name               Age   Position
----------------- ----- -------------------------------------------------------

Alex Tsao          52    Chief Executive Officer
                         and Chairman of the Board of Directors
Jasper Knabb       37    President and Director
Stephen Durland    50    CFO and Director
Caspar Lee         51    Director
Jerry Shih         56    Director


     Alex Tsao, Chairman and CEO

Dr. Tsao is the Company's founding CEO. He has more than 20 years experience in the microwave communication and satellite communication industry. He has served in both technical and management positions during his association with Globalstar, Loral Space Systems and Ford Aerospace prior to OTC Wireless. From 1991 to 1993 he was the technical manager for the satellite communication payload system for Globalstar, a low earth orbit (LEO) satellite mobile communication service provider. He was involved in the system design and development for both the space and the ground segments for the geosynchronous earth orbit (GEO) communication satellite systems during his tenure with Loral Space Systems between 1988 and 1991. He was involved in the microwave communication system development while working for Ford Aerospace during the 1981 to 1988 period. Dr. Tsao received his Ph.D. degree from the University of Illinois, Champaign-Urbana in 1981 and his Master's degree from Duke University in 1978, both in Electrical Engineering. Dr. Tsao has been awarded 11 US patents.

     Jasper Knabb, President and Director

Mr. Knabb has more than 15 years experience in the high tech industry. His expansive involvement in the technology business encompasses PC manufacturing and sales, computer gaming software development, Internet service provider and wireless system development and marketing. Prior to Pegasus Wireless, Mr. Knabb was the President of Wireless Frontier from 2003 to 2004 and was responsible for successfully bringing the company to public. Prior to Wireless Frontier, Mr. Knabb was a Managing Director at OTC Wireless responsible for business development from 2001 to 2002. Prior to OTC Wireless, Mr. Knabb founded and became the President of Beach Access, an Internet service providing company, in 1998, and successfully sold the company in 2000. Between 1985 and 1998, he was the owner and the President of Microland, a PC retailing business, and SEI, a console game developer.

     Stephen Durland, CFO and Director

Mr Durland has been the president of Durland & Company, CPAs, PA, since he founded it in 1991. Durland & Company has specialized in the audits of micro-cap public companies since its founding. In addition its clients have had operations in 18 foreign countries, giving the firm very heavy international experience. Mr. Durland has been a Director of Children's Place at Homesafe, Inc. since 1998. It is a local non-profit serving the needs of abused and/or terminally ill children. He has been a Director of Medical Makeover Corporation of America since June 2004 and Union Dental Corp. since January 2005. Both of these companies are listed on the OTC Bulletin Board. He has also been a Director of ExpressAir Delivery Systems, Inc. since 1999 and Global Eventmakers, Inc. since 2003. These companies are private companies expecting to become publicly traded in 2005. He was a Director of two other OTC BB listed companies. He was CFO/Acting CFO for five private companies and four other OTC BB listed companies. These CFO/Acting CFO positions have primarily been interim in nature and term to assist these companies through periods when they could either not afford or did not need a full-time CFO. Prior to Durland & Company he was responsible for the back-office operations and accounting for two companies with investment portfolios of $800 and $900 million and $36 billion (face amount) of futures and options transactions. Prior to that he was a Registered Representative for two years. Mr. Durland received his BAS in Accounting from Guilford College in 1982 and has been a CPA in 14 states. He has had two professional articles published.

     Caspar Lee, Director

Mr. Lee has been the President of Paradigm Venture Partners since 2001. Paradigm is an Asia based venture investment firm Mr. Lee co-founded. He has more than 25 years experience in the electronics industry and high-tech venture investment business. Between 1991 and 2001, Mr. Lee was the Senior Vice President of Hotung International Investment Group, an Asia based investment firm with more than 170 portfolio companies in Taiwan, Singapore, Hong Kong, Malaysia, China, Israel, Canada and U.S. Between 1987 and 1991, Mr. Lee was the President of Astra Computers, a motherboard design and manufacturing company based in Taiwan. Between 1983 and 1987, Mr. Lee was a Hardware Design Manager at Sytek Corp., a Mountain View, California based broadband local area network manufacturer. From 1981 to 1983, Mr. Lee was a Hardware Design Engineer at Ungermann-Bass Corp., Santa Clara, California. Between 1979 and 1981, Mr. Lee was a CPU Design Engineer at Intel Corp., Santa Clara, California. From 1978 to 1979, Mr. Lee worked as a SRAM Design Engineer at Texas Instruments, Houston, Texas. Mr. Lee received his Master degree in Electrical Engineering from University of California, Berkeley in 1978 and his MBA degree from University of Santa Clara, Santa Clara, California in 1986.

     Jerry Shih, Director

Mr. Shih is the founder and, since 1985, the Chairman and CEO of AMAX Engineering Corporation, a PC system and peripheral solution provider. He has more than 25 years' experience in the computer manufacturing and channel distribution business. He is also the Chairman and CEO of AMAX Information Technologies, an IT solution provider; President of ASKE Media Inc., an e-commerce software solution provider and Chairman of Advanced Semiconductor Engineering Technologies, a semiconductor equipment service provider. He was an Engineering Manager at VLSI Technology between 1984 and 1985. From 1978 to 1984, he was an Engineering Manager at Signetics Corporation. He was an Engineer at MostekCorporation between 1977 and 1978. Mr. Shih received his Master's degree in Industrial Engineering from University of Arizona in 1977.


     Executive Compensation Union Dental's Officers

The officers of Union Dental became the officers of the Company after the closing of the Acquisition. The following table sets forth the compensation earned during the years ended June 30, 2004 and 2003 by Pegasus (OTC Wireless) officers who, on February 1, 2005, became officers of the Company:

                                                                    Long Term
                                                                   Compensation
                                            Annual Compensation      Awards
                                            -------------------- -------------
                                                                    Securities
                                                                    Underlying
Name And Principal Position                  Salary($)   Bonus($)    Options
-------------------------------------------------------------------------------
Alex Tsao, Chief Executive Officer,   2004   $ 120,000    $0           $0
and Director                          2003   $ 120,000    $0           $0
                                      2004   $       0    $0           $0
Jasper Knabb, President               2003   $       0    $0           $0
                                      2004   $       0    $0           $0
Stephen Durland, CFO                  2003   $       0    $0           $0


Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective on February 1, 2005, the Company adopted a Code of Ethics (filed hereto as Exhibit 14.1). Prior thereto, the Company had no formal, written code of ethics.


SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

     A.) Certificate of Incorporation and By-laws.


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

     A.) Financial Statements of Business Acquired

OTC Wireless, Inc.Financial Statements for the years ended June 30, 2004 and 2003 with independent auditors report (including Balance Sheets, Statement of Operations, Statements of Shareholders' Equity, Statement of Cash Flows, and Notes to Consolidated Financial Statements) are included with this 8-K, and can be found after the signatures, starting on page F-1.

     B.) Pro Forma Financial Information

Unaudited Pro Forma Condensed Financial Statements of Pegasus, OTC and United (including Balance Sheet, Statement of Operations and Notes to Financial Statements) as of and for the quarter ended September 30, 2004 are included with this 8-K, and can be found after the signatures, starting on page F-12.

     C.) Exhibits

Exhibit No.    Description
----------------------------------------------------------------------
10.1 *         Share and Exchange  Agreement,  dated as of February 1, 2005,  by and among the Company, Pegasus and the convertible debtholders and shareholders of United..

10.2 * Share and Exchange Agreement, dated as of February 1, 2005, by and among Pegasus (f/k/a Homeskills, Inc.), and the shareholders of OTC Wireless, Inc.

14.1 *         Code of Ethics

17.1 *         Letter of Resignation of Roger Pawson.
-------------------
* Filed herewith.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             PEGASUS WIRELESS CORP.


February 7, 2005                      By:  /s/ Stephen Durland
                                        ------------------------------
                                    Name: Stephen Durland
                                   Title: CFO

     A.) Financial Statements of Business Acquired.



                          INDEX TO FINANCIAL STATEMENTS




Report of Independent Registered Public Accounting Firm......................F-2

Balance Sheets...............................................................F-3

Statements of Operations.....................................................F-4

Statement of Stockholders' Equity............................................F-5

Statements of Cash Flows.....................................................F-6

Notes to Financial Statements................................................F-7

             Report of Independent Registered Public Accounting Firm



The Board of Directors and Stockholders
OTC Wireless, Inc.
Freemont, California



We have audited the accompanying balance sheet of OTC Wireless, Inc., as of June 30, 2004, and the related statements of income, changes in stockholders' equity and cash flows for each of the two years in the period ended June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OTC Wireless, Inc. as of June 30, 2004, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2004, in conformity with U.S. generally accepted accounting principles.



                                      /s/ Pollard-Kelley Auditing Services, Inc.
                                          Pollard-Kelley Auditing Services, Inc.

Fairlawn, Ohio

August 4, 2004

                               OTC Wireless, Inc.
                                 Balance Sheets

                                                                                  September 30,
                                                                                      2004            June 30, 2004
                                                                                ----------------     ---------------
                                                                                  (unaudited)
                                     ASSETS
CURRENT ASSETS
  Cash                                                                                  $834,562           $298,045
  Accounts receivable                                                                    601,581            421,916
  Inventory                                                                              299,327            265,146
 Prepaid expenses                                                                         12,902             11,475
                                                                                ----------------     ---------------
          Total current assets                                                         1,748,372            996,582
                                                                                ----------------     ---------------
FIXED ASSETS
          Total fixed assets, net                                                        200,123            226,819
                                                                                ----------------     ---------------
OTHER ASSETS
   Deposits                                                                               31,186             31,186
                                                                                ----------------     ---------------
                                                                                          31,186             31,186
                                                                                ----------------     ---------------
Total Assets                                                                          $1,979,681         $1,254,587
                                                                                ================     ===============
                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                                                                      $312,943           $514,258
  Accrued expenses                                                                        41,299            102,508
  Customer deposits                                                                       16,390             63,858
  Short-term note                                                                      1,511,130                  0
                                                                                ----------------     ---------------
          Total current liabilities                                                    1,881,762            680,624
                                                                                ----------------     ---------------
LONG-TERM DEBT
  Note payable - related party                                                                 0            504,231
                                                                                ----------------     ---------------
          Total long-term liabilities                                                          0            504,231
                                                                                ----------------     ---------------
Total liabilities                                                                      1,881,762          1,184,855
                                                                                ----------------     ---------------
STOCKHOLDERS' EQUITY
  Preferred stock, no par value, authorized 35,000,000 shares; Series A -
     3,816,000, Series B-3,052,632, Series C- 1,379,310, Series D- 2,999,264,
     Series E-3,308,000, Series F- 740,000 issued and outstanding, respectively       12,663,209         12,663,209
  Common stock, no par value, authorized 50,000,000 shares;
      5,645,287 issued and outstanding, respectively                                     416,865            416,865
  Accumulated deficit                                                               (12,982,155)       (13,010,342)
                                                                                ----------------     ---------------
          Total stockholders' equity                                                      97,919             69,732
                                                                                ----------------     ---------------
Total Liabilities and  Stockholders' Equity                                           $1,979,681         $1,254,587
                                                                                ================     ===============





     The accompanying notes are an integral part of the financial statements

                               OTC Wireless, Inc.
                            Statements of Operations


                                               Three Months    Three Months
                                                  Ended           Ended
                                               September 30,   September 30,     Year Ended       Year Ended
                                                   2004            2003         June 30, 2004    June 30, 2003
                                            ------------------------------------------------------------------
                                               (unaudited)      (unaudited)
REVENUES                                          $1,049,816       $650,654      $3,136,817       $4,339,706

COST OF SALES                                        587,374        345,922       1,565,592        2,627,215
                                            -----------------------------------------------------------------

     GROSS MARGIN                                    462,442        304,731       1,571,225        1,712,491

OPERATING EXPENSES
   General and administrative expenses               396,997        631,246       2,385,841        3,373,989
   Depreciation                                       26,696         41,898         155,196          197,706
                                            -----------------------------------------------------------------

        Total expenses                               423,693        673,144       2,541,037        3,571,695
                                            -----------------------------------------------------------------

Income (loss) from operations                         38,749       (368,413)       (969,812)      (1,859,204)

OTHER INCOME (EXPENSE)
   Interest income                                         0          3,769           6,751           25,581
   Interest expense                                 (10,561)              0        (25,000)         (10,550)
   Other income (expense)                                  0              0               0           44,249
                                            -----------------------------------------------------------------

        Total other income (expense)                (10,561)          3,769        (18,249)           59,280
                                            -----------------------------------------------------------------

Income (loss) before income taxes                     28,188       (364,644)       (988,061)      (1,799,924)

 Provision for income taxes                              800              0            (800)            (800)
                                            -----------------------------------------------------------------

Net income (loss)                                    $28,988      $(364,644)      $(988,861)     $(1,800,724)
                                            =================================================================

Income (Loss) per weighted average common
share - basic and diluted                              $0.01         $(0.07)         $(0.19)           $(0.35)
                                            =================================================================

Number of weighted average common shares
outstanding                                        5,645,287      5,124,784       5,177,987        5,124,784
                                            =================================================================













     The accompanying notes are an integral part of the financial statements

                               OTC Wireless, Inc.
                        Statement of Stockholders' Equity


                                                                                                               Total
                                     Number of Shares              Value of Stock                           Stockholders'
                                 --------------------------  ----------------------------   Accumulated        Equity
                                     Pfd         Common           Pfd          Common         Deficit       (Deficiency)
                                 ------------- ------------  ----------------------------  ---------------  -------------
BEGINNING BALANCE, June 30, 2002   15,195,206    5,124,784      $12,413,209     $108,538    $(10,220,757)     $2,300,990
Issuance of preferred stock           100,000            0          250,000            0                0        250,000
Net loss                                    0            0                0            0       (1,800,724)    (1,800,724)
                                 ------------- ------------  ----------------------------  ---------------  -------------

BALANCE, June 30, 2003             15,295,206    5,124,784       12,663,209      108,538      (12,021,481)       750,266
Issuance of common stock for                0      212,811                0      108,327                0        108,327
services
Common stock issued for cash                0      307,692                0      200,000                0        200,000
Net income (loss)                           0            0                0            0         (988,861)      (988,861)
                                 ------------- ------------  ----------------------------  ---------------  -------------

BALANCE, June 30, 2004             15,295,206    5,645,287       12,663,209      416,865      (13,010,342)        69,732
Net income (loss)                           0            0                0            0           28,988         28,988
                                 ------------- ------------  ----------------------------  ---------------  -------------

ENDING BALANCE, September 30,
2004 (unaudited)                   15,295,206    5,645,287      $12,663,209     $416,865    $ (12,981,354)        $98,720
                                 ============= ============  ============================  ===============  =============

























     The accompanying notes are an integral part of the financial statements

                               OTC Wireless, Inc.
                            Statements of Cash Flows


                                                           Three Months    Three Months
                                                               Ended           Ended         Year Ended      Year Ended
                                                           September 30,   September 30,      June 30,        June 30,
                                                               2004            2003             2004            2003
                                                          ----------------------------------------------------------------
                                                            (unaudited)     (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                 $28,187       $(364,644)       $(988,861)   $(1,800,724)
Adjustments to reconcile net loss to net cash used by
operating activities:
   Depreciation and amortization                                   26,696          41,898          155,196        197,706
   Loss on disposal of assets                                           0               0           18,541            404
   Stock issued for services                                            0               0          108,327              0
Changes in operating assets and liabilities:
   (Increase) decrease in accounts receivable                    (179,665)        289,346          271,137        627,132
   (Increase) decrease in inventory                               (34,181)         41,111          193,578         72,408
   (Increase) decrease in prepaid expenses                         (1,427)         15,124           31,673         13,586
   Increase (decrease) in accounts payable                       (201,315)       (279,796)        (438,842)      (549,419)
   Increase (decrease) in accrued expenses                        (61,209)        (33,573)          (9,222)       (25,132)
   Increase (decrease) in customer deposits                       (47,468)          2,666         (831,300)       788,819
                                                          ----------------------------------------------------------------
Net cash used by operating activities                            (470,382)       (287,868)      (1,489,773)      (675,220)
                                                          ----------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of fixed assets                                          0               0          (12,225)       (48,323)
   Proceeds from the sale of fixed assets                               0               0           11,616              0
   Decrease in deposits                                                 0               0           25,392              0
                                                          ----------------------------------------------------------------
Net cash from investment activities                                     0               0           24,783        (48,323)
                                                          ----------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds of notes payable - related party                    1,006,899               0            4,231        498,353
   Proceeds from issuance of common stock                               0               0          200,000              0
   Proceeds from issuance of preferred stock                            0               0                0        250,000
                                                          ----------------------------------------------------------------
Net cash provided by financing activities                       1,006,899               0          204,231        748,353
                                                          ----------------------------------------------------------------
Net increase (decrease) in cash                                   536,517        (287,868)      (1,260,759)        24,810
                                                          ----------------------------------------------------------------
CASH, beginning of period                                         298,045       1,558,804        1,558,804      1,533,994
                                                          ----------------------------------------------------------------
CASH, end of period                                              $834,562      $1,270,936         $298,045     $1,558,804
                                                          ================================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

   Interest paid in cash                                               $0              $0               $0         $1,920
                                                          ================================================================
   Income taxes paid in cash                                           $0              $0             $800           $800
                                                          ================================================================
Non-Cash Financing Activities:
   Common stock issued for acquisition                                 $0              $0               $0             $0
                                                          ================================================================






     The accompanying notes are an integral part of the financial statements

                               OTC WIRELESS, INC.
                        FOOTNOTES TO FINANCIAL STATEMENTS
                  (Information with respect to the three months
                 ended September 30, 2004 and 2003 is unaudited)

NOTE 1 - THE COMPANY

OTC Wireless, Inc., (the Company) was incorporated under the laws of the State of California on September 21, 1993. The Company is engaged in the business of designing, manufacturing and marketing wireless hardware and software solutions for broadband fixed, portable networking and Internet access.


NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The financial statements have been prepared on a going concern basis. As of June 30, 2004, the Company had an accumulated deficit of $12,982,200 and suffered losses since inception until the first quarter of fiscal 2005. Management has implemented workforce reduction, pay cut and other cost saving programs to reduce the operating expenses. In addition, the Company also plans to enlarge the customer base, increase the sales volume and institute more effective management techniques. Management believes these factors will contribute toward achieving profitability, but it will still have to raise additional working capital funds in order to provide cash and financing to meet its funding requirements over the next year. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of assets and liabilities that may result from the outcome of this uncertainty.

Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Revenue Recognition - The Company recognizes revenue from product sales when units are shipped, provided no significant obligation remains and collection is probable.

Inventory - The Company values its inventory at the lower of cost or market, cost determined using the standard cost method. The Company also utilizes the reserve method to account for slow moving and obsolete inventory. The reserve for inventory obsolescence was $644,000 and $900,961 at June 30, 2004 and 2003 respectively.

Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts. Actual results could differ from those estimates.

Concentration of Credit Risk - The Company extends credit, based on the evaluation of each customer's financial condition, and generally requires no collateral from its customers. Credit losses, if any have been provided for in the financial statements and have been generally within management's expectations. For the fiscal year ended June 30, 2004, two customers accounted for 50% of the Company's total sales and 62% of the accounts receivable balance. Also, one vendor accounted for 92% of the Company's total purchases and 84% of the accounts payable balance.

For the year ended June 30, 2003, two suppliers accounted for 39% of the Company's total purchases and 97% of the accounts payable balance.

During the years ending and at June 30, 2004 and 2003, the Company had deposits in banks in excess of the FDIC insurance limit.

                               OTC WIRELESS, INC.
                        FOOTNOTES TO FINANCIAL STATEMENTS


NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Loss Per Share - Loss per share is computed using the Weighted Average Number of common shares outstanding during the fiscal period.

Advertising - The Company expenses the production costs of advertising as they are incurred. Advertising expense was $7,307 and $12,959 for the years ending June 30, 2004 and 2003 respectively.

Shipping and Handling Costs - The Company incurs and bills shipping and handling costs related to the sales of its products. Amounts billed customers in sales transactions for shipping and handling are recorded as credit to shipping expenses. The net freight were $1,856 and $13,699 for the years ending June 30, 2004 and 2003 respectively.

Interim financial information The financial statements for the three months ended September 30, 2004 and 2003 are unaudited and include all adjustments which in the opinion of management are necessary for fair presentation, and such adjustments are of a normal and recurring nature. The results for the three months are not indicative of a full year results.


NOTE 3 - CASH AND CASH EQUIVALENTS

Cash and cash equivalents as of June 30, 2004 and 2003 consist of the following:

                                      2004           2003
                                -----------      ----------
    Petty cash                  $     5,672      $      905
    Checking                        292,373         124,394
    Money market                        -0-       1,433,505
                                -----------      ----------
             Total              $   298,045      $1,558,804

During the years ending and at June 30, 2004 and 2003, the Company had deposits in banks in excess of the FDIC insurance limit.


NOTE 4 - ACCOUNTS RECEIVABLE

The Company uses the allowance method to account for its doubtful accounts. The allowance for doubtful accounts is based on management's estimates. Accounts receivable as of June 30, 2004 and 2003 consist of the following:

                                        2004           2003
                                  -----------      ----------
 Trade accounts receivable        $   427,616      $  697,253
 Allowance for doubtful accounts       (5,700)         (4,200)
                                  -----------      ----------
               Total              $   421,916      $  693,053


NOTE 5 - INVENTORY

The Company values its inventory at the lower of cost or market, cost determined using the standard cost method. The Company also utilizes the reserve method to account for slow moving and obsolete inventory. Inventory as of June 30, 2004 and 2003 consist of the following:

                               OTC WIRELESS, INC.
                        FOOTNOTES TO FINANCIAL STATEMENTS


NOTE 5 - INVENTORY, continued

                                        2004           2003
                                  -----------      ----------
  Raw Materials                   $   909,146      $1,359,685
  Less: Reserve for obsolescence     (644,000)       (900,961)
                                  -----------      ----------
                  Total           $   265,146      $  458,724


NOTE 6 - FIXED ASSETS

Fixed assets are stated at cost. Maintenance, repairs and renewals are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives ranging from 3 to 7 years. Fixed assets as June 30, 2004 and 2003 consist of the following:

                                        2004           2003
                                  -----------      ----------
   Furniture and fixtures         $   108,945      $  120,180
   Machinery and equipment            320,685         595,750
   Automobiles                              0          38,466
   Computer equipment                 111,184         187,682
   Software                            94,675         328,007
   Leasehold improvements                   0          25,961
                                  -----------      ----------
            Total                     635,489       1,296,046
 Less: Accumulated  depreciation     (408,670)       (896,099)
                                  -----------      ----------
                      Net         $   226,819      $  399,947


NOTE 7 - NOTES PAYABLE

On March 6, 2003, the Company obtained a loan, totaling $500,000 from one of its stockholders. The loan shall be due and payable in two years. It bears interest at 5% per annum with quarterly payments. The total interest accrued on this loan at June 30, 2004 was $25,000.


NOTE 8 - STOCKHOLDERS' EQUITY

The authorized capital stock of the Company consists of 50,000,000 shares of common stock and 35,000,000 shares of preferred stock. The stock is no par value.

There are 5,645,287 and 5,124,784 shares of common stock outstanding at June 30, 2004 and 2003.

There are six series of preferred stock; Series A - 3,816,000 authorized and outstanding shares at June 30, 2004 and 2003; Series B - 3,052,632 authorized and outstanding shares at June 30, 2004 and 2003; Series C - 1,379,310 authorized and outstanding shares at June 30, 2004 and 2003; Series D - 2,999,264 authorized and outstanding shares at June 30, 2004 and 2003; Series E
- 3,308,000 authorized and outstanding shares at June 30, 2003 and 2002; outstanding shares at June 30, 2004 and 2003; and Series F - 740,000 and 640,000 shares authorized and outstanding shares at June 30, 2004 and 2003 respectively.

Holders of the Series A, Series B, and Series C are entitled to receive distributions as declared by the board of directors. Dividends to common shareholders are restricted until the aggregate distributions to Series A holders equals $.25 per share, to Series B holders equals, $.49 per share and Series C holders equals $.725 per share.

                               OTC WIRELESS, INC.
                        FOOTNOTES TO FINANCIAL STATEMENTS

NOTE 8 - STOCKHOLDERS' EQUITY - CONTINUED

Holders of Series D, Series E and Series F are entitled to receive distributions as declared by the board of directors at the rate of $.086 per share of Series D, $.10 per share of Series E, and $.125 per share of Series F. Common share dividends are restricted unless all dividends are paid to holders of Series D, Series E, and Series F preferred stock.

Preferred stockholders receive preference and a premium of $.25 per share of Series A, $.4915 per share of Series B, $.725 per share of Series C, $1.075 per share of Series D, $1.25 per share of Series E, and $2.50 per share of Series F. The premium amounts are reduced by the aggregate dividends per share theretofore paid on the shares outstanding.

Each share of preferred stock shall be convertible, at the option of the holder thereof, at any time, into such number of shares as determined by the following conversion rates; Series A $.25 per share, Series B $.4915 per share, Series C $.725 per share, Series D $1.075 per share, Series E $1.25 per share, and Series F $2.50 per share. Each share shall automatically convert into shares of common stock at the above conversion rates immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, covering the offer and sale of common stock at a price per share of $7.50 and an aggregate offering price of not less than $20,000,000. There are certain adjustments to the conversion price for dilution and dividends paid.

The holder of each share of preferred stock has the right to one vote for each share of common stock into which such share of preferred stock could be converted. The voting rights are equal in all respects to the common share voting rights. Special rights exist for voting for directors. Series A holders are entitled to elect two members of the board of directors. Series B, C and D holders are each entitled to elect one member to the board of directors. Holders of Series E are entitled to elect one member to the board of directors if at least 1,000,000 shares of Series E preferred are outstanding. And Series F holders are entitled to elect one member to the board of directors if the outstanding shares of Series F preferred constitute at least ten percent of the outstanding capital of the Company.

Converted preferred shares shall be canceled upon conversion.


NOTE 9 - OPERATING LEASES

On April 12, 2004 the Company entered into an operating lease expiring May 8, 2007, for office space. The base rent is to be increased by 4% on the anniversary of the effective date. The total rental expense for the years ended June 30, 2004 and 2003 was $364,567 and $388,826 respectively.

Future minimum lease payments for the remaining lease term are as follows:

                  Year ending June 30,
                           2005       $  79,704
                           2006       $  79,704
                           2007       $  68,134

                               OTC WIRELESS, INC.
                        FOOTNOTES TO FINANCIAL STATEMENTS


NOTE 10 - RELATED PARTY TRANSACTIONS

On March 6, 2003, the Company obtained a loan, totaling $500,000 from one of its stockholders. The loan shall be due and payable in two years. It bears interest at 5% per annum with quarterly payments. The total interest accrued on this loan at June 30, 2004 was $25,000.


NOTE 11 - INCOME TAXES

The Company accounts for its income taxes under the asset and liability approach, whereby the expected future tax consequences of temporary differences between the book and tax basis of assets and liabilities are recognized as deferred tax assets and liabilities. A valuation reserve has set the value of these computations to zero at June 30, 2004 and 2003 because the realization of these benefits is uncertain.

The provision for income taxes for the years ending June 30, 2004 and 2003 was for state taxes of $800 and $800 respectively.


NOTE 12 - DEFINED CONTRIBUTION PLAN

The Company maintains a voluntary defined contribution plan, covering eligible employees. Participating employees may elect to defer and contribute a percentage of their compensation to the plan. The Company did not make any contributions to the plan in the years ended June 30, 2004 and 2003.


NOTE 13 - STOCK OPTION PLAN

In 1995 the Company established an Incentive Stock Option Plan. This plan provides for the granting of incentive stock options and non-statutory stock options to employees, directors and consultants at 110% of the fair market value on the date of the grant. The options to employees vest ratably over a four-year period. The Company has authorized 1,820,000 shares of common stock options. There where 709,500 and 644,000 options outstanding on June 30, 2004 and 2003 respectively.

The Company accounts for its stock based awards using the intrinsic value method. If the fair value method were used the Company's losses for the year ended June 30, 2004 would have increased by $137,761 to $1,126,622 and by $126,062 to $1,926,786 for the year ended June 30, 2003.


NOTE 14 - SUBSEQUENT EVENTS

On November 5, 2004, the Company entered into an agreement to complete a reverse merger into an NQB Pink Sheet trading public shell, Homeskills, Inc. This reverse merger was completed on December 15, 2004, and is accounted for as a reorganization of the Company. Upon completion of the reverse merger, Homeskills, Inc. changed its name to Pegasus Wireless Corp.

On February 1, 2005, Pegasus entered into an agreement to acquire United Service Attendents, Inc., a company reporting under the Exchange Act of 1934, as amended. This acquisition was completed by the issuance of 3 million shares of Pegasus restricted common stock to settle the then outstanding convertible debt of United and the stockholders of United contributing their 5,650,000 shares of United back to the company. As a result of this acquisition, Pegasus is required to begin reporting under Exchange Act of 1934.

     B.) Pro Forma Financial Information






                     INDEX TO PRO FORMA FINANCIAL STATEMENTS





Pro forma Consolidated Balance Sheet........................................F-13

Pro forma Consolidated Statements of Operations.............................F-14

Notes to Pro forma Consolidated  Financial Statement........................F-15

                             PEGASUS WIRELESS CORP.
                      Pro forma Consolidated Balance Sheet
                                   (Unaudited)
                               September 30, 2004

                                                                             United
                                                 Pegasus        OTC         Service
                                                 Wireless     Wireless,    Attendants,     Pro forma
                                                   Corp.        Inc.          Inc.        Adjustments      Pro forma
                                                ---------------------------------------- -------------------------------
                     ASSETS
CURRENT ASSETS
   Cash                                             $88,998      $834,562     $10,000                        $933,560
   Accounts receivable                                    0       601,581           0                         601,581
   Inventory                                              0       299,327           0                         299,327
   Prepaid expenses and other current assets              0        12,902           0                          12,902
                                                ----------------------------------------                ----------------
          Total current assets                       88,998     1,748,372      10,000                       1,847,370
                                                ----------------------------------------                ----------------
PROPERTY, PLANT AND EQUIPMENT
   (Net of accumulated depreciation)                      0       200,123           0                         200,123
                                                ----------------------------------------                ----------------
          Total property, plant and equipment             0       200,123           0                         200,123
                                                ----------------------------------------                ----------------
OTHER ASSETS
   Investment in subsidiaries                             0             0           0  a)    13,077,074
                                                                                       c)        22,730
                                                                                       d)   (13,099,804)            0
   Other                                             15,896        31,186           0                          47,082
                                                ---------------------------------------                 ----------------
          Total other assets                         15,896        31,186           0                          47,082
                                                ---------------------------------------                 ----------------

Total Assets                                       $104,894    $1,979,681     $10,000                      $2,094,575
                                                =======================================                 ================

LIABILITIES AND
STOCKHOLDERS' EQUITY CURRENT LIABILITIES

   Accounts payable                                      $0      $312,943          $0                        $312,943
   Accrued expenses                                       0        41,299           0                          41,299
   Customer deposits                                      0        16,390           0                          16,390
   Short-term notes payable - related party        (965,000)    1,511,130      11,800c)         (11,800)      546,130
                                                ---------------------------------------                 ----------------
          Total current liabilities                (965,000)    1,881,762      11,800                         916,762
                                                ---------------------------------------                 ----------------
LONG-TERM DEBT
   Long-term note payable - related party                 0             0           0                               0
                                                ---------------------------------------                 ----------------
          Total long-term debt                            0             0           0                               0
                                                ---------------------------------------                 ----------------

Total Liabilities                                  (965,000)    1,881,762      11,800                         916,762
                                                ---------------------------------------                 ----------------
STOCKHOLDERS' EQUITY
    Preferred stock, n/a, no, no par value; n/a,
35,000,000 and 10,000,000 shares authorized;
n/a, 15,295,206   and 0 issued and outstanding          n/a    12,663,209           0  a)   (12,663,209)            0
    Common stock, $0.0001,no, $0.0001 par
value; 100,000,000, 50,000,000 and
50,000,000 shares authorized; 39,190,985,
5,645,287 and 5,650,000 shares issued and
outstanding                                           3,919       416,865         565  a)    12,663,209
                                                                                       a)         2,170
                                                                                       b)        (3,000)
                                                                                       c)           300
                                                                                       c)          (565)
                                                                                       d)   (13,080,074)        3,389
   Additional paid-in capital                     1,068,975             0      10,365  a)    13,074,904
                                                                                       b)         3,000
                                                                                       c)        11,500
                                                                                       c)       (10,365)   14,158,379
   Accumulated deficit                               (3,000)  (12,982,155)    (12,730) d)        10,930
                                                                                       d)         3,000   (12,983,955)
                                                ----------------------------------------                ----------------
          Total stockholders' equity              1,069,894        97,919      (1,800)                0     1,177,813
                                                ----------------------------------------                ----------------
Total Liabilities and  Stockholders' Equity        $104,894    $1,979,681     $10,000                      $2,094,575
                                                ========================================                ================


     The accompanying notes are an integral part of the financial statements

                             PEGASUS WIRELESS CORP.
                 Pro forma Consolidated Statements of Operations
                                   (Unaudited)
                      Three Months Ended September 30, 2004

                                                                            United
                                            Pegasus         OTC            Service          Pro forma
                                           Wireless      Wireless,        Attendants,      Adjustments       Pro forma
                                             Corp.         Inc.              Inc.
                                        ------------  ----------------  ---------------  --------------  ---------------
REVENUES
   Sales                                         $0        $1,049,816               $0                       $1,049,816
                                        ------------  ----------------  ---------------                  ---------------

          Total revenues                          0         1,049,816                0                        1,049,816

COST OF SALES
   Cost of sales                                  0           587,374                0                          587,374
                                        ------------  ----------------  ---------------                  ---------------

          Gross margin                            0           462,442                0                          462,442
                                        ------------  ----------------  ---------------                  ---------------

OPERATING EXPENSES
   General and administrative                     0           396,997                0                          396,997
   Depreciation                                   0            26,696                0                           26,696
                                        ------------  ----------------  ---------------                  ---------------

          Total operating expenses                0           423,693                0                          423,693
                                        ------------  ----------------  ---------------                  ---------------

Operating loss                                    0            38,749                0                           38,749
                                        ------------  ----------------  ---------------                  ---------------

OTHER INCOME (EXPENSE)
   Interest income                                0                 0                0                                0
   Interest expense                               0           (10,561)          (2,000)                         (12,561)
                                        ------------  ----------------  ---------------                  ---------------

          Total other income (expense)            0           (10,561)          (2,000)                         (12,561)
                                        ------------  ----------------  ---------------                  ---------------

Net income (loss)                                $0           $28,188          $(2,000)                         $26,188
                                        ============  ================  ===============                  ===============

















     The accompanying notes are an integral part of the financial statements

                             PEGASUS WIRELESS CORP.
              Notes to Pro forma Consolidated Financial Statements
                                   (Unaudited)




(1) Pro forma Changes On November 5, 2004, the Company entered into a Share Exchange Agreement with OTC Wireless, Inc., a California company. The business combination is a reverse merger, accounted for as a recapitalization of OTC. The Company issued 21,700,492 shares of common stock of the Company to complete this acquisition.

     On January , 2005, the Company entered into an acquisition agreement with United Service Attendants, Inc. The Company issued 3,000,000 shares of common stock of the Company to complete this acquisition.

     The Pro forma statement of operations includes the three months ended September 30, 2004 for the Company and OTC and the three months ended December 31, 2004 for United.


(2) Pro forma Adjustments

     a) 21,700,492 shares of common stock of the Company issued in exchange for 100% of the issued and outstanding common shares, (after conversion of 100% of the outstanding preferred shares to common shares) of OTC Wireless, Inc.

     b) 30,000,000 shares of common stock of the Company returned to the Company and retired.

     c) 3,000,000 shares of common stock of the Company issued to settle the convertible debt of United. The 5,650,000 shares of common stock of United contributed back to the company and retired.

        Consolidation:

     d) Eliminate investment in subsidiaries, the Company's retained deficit and common stock of subsidiaries.

                     INDEX TO PRO FORMA FINANCIAL STATEMENTS





Pro forma Consolidated Statements of Operations.............................F-17

Notes to Pro forma Consolidated  Financial Statement........................F-18

                             PEGASUS WIRELESS CORP.
                 Pro forma Consolidated Statements of Operations
                                   (Unaudited)
                            Year Ended June 30, 2004


                                                                            United
                                            Pegasus           OTC           Service         Pro forma
                                           Wireless        Wireless,      Attendants,      Adjustments       Pro forma
                                             Corp.           Inc.            Inc.
                                        --------------- ---------------  -------------   ---------------- ----------------
REVENUES
   Sales                                             $0      $3,136,817             $0                          $3,136,817
                                        --------------- ---------------  -------------                    ----------------

          Total revenues                              0       3,136,817              0                           3,136,817

COST OF SALES
   Cost of sales                                      0       1,565,592              0                           1,565,592
                                        --------------- ---------------  -------------                    ----------------

          Gross margin                                0       1,571,225              0                           1,571,225
                                        --------------- ---------------  -------------                    ----------------

OPERATING EXPENSES
   General and administrative                         0       2,385,841              0                           2,385,841
   Depreciation                                       0         155,196              0                             155,196
                                        --------------- ---------------  -------------                    ----------------

          Total operating expenses                    0       2,541,037              0                           2,541,037
                                        --------------- ---------------  -------------                    ----------------

Operating loss                                        0        (969,812)             0                            (969,812)
                                        --------------- ---------------  -------------                    ----------------

OTHER INCOME (EXPENSE)
   Interest income                                    0           6,751              0                               6,751
   Interest expense                                   0         (25,000)          (800)                            (25,800)
                                        --------------- ---------------  -------------                    ----------------

          Total other income (expense)                0         (18,249)          (800)                            (19,049)
                                        --------------- ---------------  -------------                    ----------------

Net income (loss)                                    $0       $(988,061)         $(800)                          $(988,861)
                                        =============== ===============  =============                    ================









     The accompanying notes are an integral part of the financial statements

                             PEGASUS WIRELESS CORP.
              Notes to Pro forma Consolidated Financial Statements
                                   (Unaudited)


(1) Pro forma  Changes

     On November 5, 2004, the Company entered into a Share Exchange Agreement with OTC Wireless, Inc., a California company. The business combination is a reverse merger, accounted for as a recapitalization of OTC. The Company issued 21,700,492 shares of common stock of the Company to complete this acquisition.

     On January , 2005, the Company entered into an acquisition agreement with United Service Attendants, Inc. The Company issued 3,000,000 shares of common stock of the Company to complete this acquisition.

     The Pro forma statement of operations includes the year ended June 30, 2004 for the Company and OTC and the year ended September 30, 2004 for United..

(2) Pro forma Adjustments

     a) 21,700,492 shares of common stock of the Compan issued in exchange for 100% of the issued and outstanding common shares, (after conversion of 100% of the outstanding preferred shares to common shares) of OTC Wireless, Inc.

     b) 30,000,000 shares of common stock of the Compan returned to the Company and retired.

     c) 3,000,000 shares of common stock of the Company issued to settle the convertible debt of United. The 5,650,000 shares of common stock of United contributed back to the company and retired.

     Consolidation:

     d) Eliminate investment in subsidiaries, the Company's retained deficit and common stock of subsidiaries.